Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2005 RESULTS

Fourth Quarter Net Income Increased 61.9% to $7.9 million, EPS of $0.55

Fiscal 2005 Net Income Increased 95.7% to $14.2 million, EPS of $1.08

Fiscal 2006 Earnings Guidance of $1.25 to $1.29 per Share Including Stock Option Compensation Expense estimated at approximately $0.05 per diluted share

SAVANNAH, GA (March 14, 2006) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the 13-week and 52-week periods ended January 28, 2006.

Financial Highlights – 13 weeks ended January 28, 2006

Total net sales increased 46.0% to $96.8 million compared with $66.3 million for the 13-week period ended January 29, 2005. Comparable store sales increased 22.8% compared with a 4.6% increase in the prior-year quarter. Comparable store sales in markets not affected by the hurricanes increased approximately 17% for the quarter. Relocated and expanded stores are included in the comparable store sales results. Net income increased 61.9% to $7.9 million compared with $4.9 million for the prior-year quarter. Earnings per diluted share increased 22.2% to $0.55 compared with $0.45 in the prior-year quarter. Included in these net income results are secondary offering expenses of approximately $0.5 million pre-tax, or $0.02 per diluted share.

Financial Highlights – 52 weeks ended January 28, 2006

Total net sales increased 42.5% to $289.8 million compared with $203.4 million for the 52-week period ended January 29, 2005. Comparable store sales increased 16.7% compared with a 3.0% increase in the prior-year period. Net income increased 95.7% to $14.2 million compared with $7.3 million for the prior-year period. Earnings per diluted share increased 61.2% to $1.08 compared with $0.67 in the prior-year period. Included in these net income results is a one-time management agreement termination fee paid in connection with the Company's initial public offering, incurred in the second quarter of fiscal 2005, of $1.2 million pre-tax and secondary offering expenses of approximately $0.5 million pre-tax incurred in the fourth quarter of fiscal 2005 for a total of $1.7 million, or approximately $0.08 per diluted share.

Fiscal 2006 Outlook

The Company estimates fiscal 2006 earnings of between $1.25 and $1.29 per diluted share. This estimate is based upon a fiscal 2006 comparable store sales increase of between 1% and 3%, 14.5 million diluted shares outstanding, and the opening of 42 to 45 new stores with 2 projected closings. The new store openings in fiscal 2006 are expected to increase selling square footage by approximately 20%. Total sales and net income are expected to increase 20-25% for the year. The above estimates for 2006 include stock option compensation expense which will be required under FAS 123R. The Company's current estimate for 2006 stock option compensation expense is approximately $1.2 million pre-tax, or approximately $0.05 per diluted share. In addition, due to the shift in Easter to mid-April, the Company expects comparable sales increases of flat to 3%

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CTRN Announces Fiscal 2005 Fourth Quarter Results

March 14, 2006

in March and increases of 10% to 15% in April resulting in a high single-digit to low double-digit comparable sales increase and a total sales increase of 28% to 32% for the first quarter of 2006.

The Company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.

Investor Conference Call and Webcast

Citi Trends will host a conference call on March 14, 2006, at 5:00 p.m. EST. The number to call for the live interactive teleconference is (719) 457-2629. A replay of the conference call will be available until March 21, 2006, by dialing (719) 457-0820 and entering the passcode, 1242577.

The live broadcast of Citi Trends' quarterly conference call will be available online at the Company's website, www.cititrends.com, as well as http://ir.cititrends.com/medialist.cfm on March 14, 2006, beginning at 5:00 p.m. EST. The online replay will follow shortly after the call and continue through March 28, 2006.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 237 stores located in 14 states in the South, Southeast, Midwest and Mid-Atlantic regions, and our website address is www.cititrends.com. CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Tom Stoltz	Ed Anderson
	Citi Trends, Inc.	Citi Trends, Inc.
	Chief Financial Officer	Chief Executive Officer
	(912) 443-2075	(912) 443-3705

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CTRN Announces Fiscal 2005 Fourth Quarter Results

March 14, 2006

                                CITI TRENDS INC.
                          CONDENSED STATEMENT OF INCOME
                                   (unaudited)

                  (in $000's, except share and per share data)

                                                         Thirteen Weeks Ended
                                                  ----------------  -----------------
                                                    Jan. 28, 2006     Jan. 29, 2005
                                                  ----------------  -----------------
                                                   (unaudited)        (unaudited)
Net sales                                          $      96,844      $      66,313
  Cost of sales                                           59,915             41,020
                                                  ----------------  -----------------
Gross profit                                              36,929             25,293
Selling, general and administrative expenses              25,364             17,154
                                                  ----------------  -----------------
Income from operations                                    11,565              8,139
  Interest income                                            392                  4
  Interest expense                                            43                179
                                                  ----------------  -----------------
Net income before taxes                                   11,914              7,964
  Provision for income taxes                               3,992              3,070
                                                  ----------------  -----------------
Net income                                         $       7,922      $       4,894
                                                  ================  =================

Net income per share, basic                        $        0.61      $        0.53
Net income per share, diluted                      $        0.55      $        0.45

Weighted average shares used to compute net
  income per share, basic                             12,941,959          9,295,000
Weighted average shares used to compute net
  income per share, diluted                           14,405,559         10,902,736

                                CITI TRENDS INC.
                          CONDENSED STATEMENT OF INCOME
                                   (unaudited)
                  (in $000's, except share and per share data)

                                                         Fifty-two Weeks Ended
                                                  ----------------  -----------------
                                                    Jan. 28, 2006     Jan. 29, 2005
                                                  ----------------  -----------------
                                                   (unaudited)        (unaudited)
Net sales                                          $     289,804      $     203,442
  Cost of sales                                          178,953            127,308
                                                  ----------------  -----------------
Gross profit                                             110,851             76,134
Selling, general and administrative expenses              89,646             63,594
                                                  ----------------  -----------------
Income from operations                                    21,205             12,540
  Interest income                                            892                 42
  Interest expense                                           345                774
                                                  ----------------  -----------------
Net income before taxes                                   21,752             11,808
  Provision for income taxes                               7,552              4,551
                                                  ----------------  -----------------
Net income                                         $      14,200      $       7,257
                                                  ================  =================

Net income per share, basic                        $        1.21      $        0.78
Net income per share, diluted                      $        1.08      $        0.67

Weighted average shares used to compute net
  income  per share, basic                            11,746,866          9,302,800
Weighted average shares used to compute net
  income  per share, diluted                          13,148,602         10,879,388

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CTRN Announces Fiscal 2005 Fourth Quarter Results

March 14, 2006

                                CITI TRENDS, INC.
                            CONDENSED BALANCE SHEETS
                                   (in $000's)
                                   (unaudited)

                                                    Jan. 28, 2006     Jan. 29, 2005
                                                  ----------------  -----------------
                                                   (unaudited)        (unaudited)

Assets
Cash and cash equivalents                           $      9,079      $      11,801
Marketable securities                                     54,458                  -
Inventory                                                 54,021             36,173
Other assets                                               6,306              5,242
Property and equipment, net                               23,426             17,574
                                                  ----------------  -----------------
Total assets                                       $     147,290      $      70,790
                                                  ================  =================

Liabilities and Stockholders' Equity
Borrowings under line of credit                    $         -        $         -
Accounts payable and accrued liabilities                  57,667             33,870
Other liabilities                                          5,874             13,155
Total stockholders' equity                                83,749             23,765
                                                  ----------------  -----------------
Total liabilities and stockholders' equity         $     147,290      $      70,790
                                                  ================  =================

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